UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2011

NABI BIOPHARMACEUTICALS

(Exact Name of Registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K dated May 25, 2011 (the “Original 8-K”) filed by Nabi Biopharmaceuticals (the “Company”), and updates disclosures made under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results from the Company’s 2011 Annual Meeting of Stockholders held on May 25, 2011 (the “Annual Meeting”). Except as specifically provided herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting, the Company’s stockholders voted on, among other matters, a non-binding proposal regarding the frequency of future stockholder advisory votes on executive compensation. As previously reported, the Company’s stockholders indicated a preference for future advisory votes on executive compensation to be held annually. In light of this result and other factors considered by the Company’s Board of Directors (the “Board”), the Board has determined that the Company will hold advisory votes on executive compensation annually. The next non-binding advisory vote regarding the frequency of executive compensation votes is required to be held no later than the Company’s 2017 Annual Meeting of Stockholders, although an earlier vote regarding the frequency of executive compensation votes may be held at the discretion of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI BIOPHARMACEUTICALS

	By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer

Date: October 18, 2011